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                                                  Exhibit 5

                                                  February 21, 1997



Rochester Gas and Electric Corporation
89 East Avenue
Rochester, New York 14649

Dear Sirs:

     Rochester Gas and Electric Corporation (the "Company") is filing on or about this date with the Securities and Exchange Commission a Registration Statement on Form S-8 (the "Registration Statement") in connection with the proposed issuance and sale by the Company of up to 2,000,000 shares of Common Stock, par value $5 per share (the "Stock"), pursuant to the terms of the Company's 1996 Performance Stock Option Plan (the "Plan").

      As counsel to the Company, we are generally familiar with the corporate proceedings of the Company and the proceedings taken by the Company in connection with the adoption of the Plan and the proposed issuance and sale of the Stock thereunder.

      In our opinion, when the action hereinafter set forth shall have been taken, the Stock will have been duly and validly authorized and upon issuance thereof in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable:

      (a) The New York Public Service Commission shall have approved the issuance and sale of the Stock in accordance with the terms of the Plan and the Registration Statement;

      (b) The Stock shall have been issued in accordance with the terms of the Plan and the Registration Statement and in accordance with the conditions of issuance contained in the order of the New York Public Service Commission authorizing the issuance of the Stock; and

      (c) The consideration for the Stock (in an amount not less than $5 per share) shall have been received by the Company.
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Rochester Gas and Electric Corporation
February 21, 1997
Page Two


      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the use of our name under the caption "Legal Opinion" in the Prospectus to be delivered to participants in the Plan.

                                          Very truly yours,

                                      /s/ Nixon, Hargrave, Devans & Doyle